UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 13, 2005
Date of Report (Date of earliest event reported)

BALSAM VENTURES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-32011	52-2219056
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 200, 20 East Foothill Boulevard
Arcadia, California	91006
(Address of principal executive offices)	(Zip Code)

(626) 574-2911
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On May 13, 2005, the Board of Directors of Balsam Ventures, Inc. (the “Company”) concluded in consultation with the Company’s current and former independent accountants that the Company’s audited financial statements for its 2003 fiscal year, and its unaudited financial statements for its 2004 quarters ended March 31, June 30 and September 30, should no longer be relied upon due to errors contained in those financial statements and that those financial statements should be restated. These errors were related to the manner in which the beneficial conversion feature attached to certain convertible notes issued by the Company in October of 2003 (the “Convertible Notes”) were accounted for.

Emerging Issues Task Force Release Nos. 98-5 and 00-27 state that any embedded beneficial conversion features present in convertible securities should be valued separately at issuance. The embedded beneficial conversion feature should be recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. That amount should be calculated at the commitment date as the difference between the effective conversion price and the fair value of the common stock or other securities into which the security is convertible, multiplied by the number of shares into which the security is convertible. The Emerging Issues Task Force observed that in certain circumstances, the intrinsic value of the beneficial conversion feature may be greater than the proceeds allocated to the convertible instrument. In those situations, the amount of the discount assigned to the beneficial conversion feature is limited to the amount of the proceeds allocated to the convertible instrument. For convertible instruments that have a stated redemption date (such as term debt) the discount resulting from recording a beneficial conversion option should be accreted from the date of issuance to the stated redemption date of the convertible instrument. In the event of early conversion or default, the remaining discount would be recognized as interest expense during the period in which such early conversion or default occurs.

In correcting the accounting for the Convertible Notes, a discount was recorded on the Convertible Notes in the amount of $260,000. This discount is being accreted to interest expense using the interest method over the life of the Convertible Notes (three years). As the effective interest rate, which is determined by dividing the actual interest rate on the convertible debentures by the discounted debt amount, approaches infinity, the interest expense to be recorded approximates the future cash payments. Interest expense recorded related to the accretion of the discount for the year ended December 31, 2003 and for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 was $Nil. The remaining discount on the convertible debentures as of each of these dates was $260,000.

Interest expense related to the accretion of the discount for the calendar years ending after December 31, 2003 is expected to be as follows and would be accelerated upon early conversion or default of the Convertible Notes:

Year ended December 31, 2004	$-
Year ended December 31, 2005	$3,030
Year ended December 31, 2006	$256,970

The restatement had the effect of reducing the previously reported carrying amounts of the Convertible Notes by the $260,000 amount of the discount, and increasing additional paid in capital by the same amount. The restatement had no effect on previously reported loss, loss per share, loss from inception or on previously reported cash flows.

A copy of the Company’s press release announcing its decision to restate the financial statements described in this report is attached as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

    (c) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated May 16, 2005.

99.2	Restated Audited Financial Statements for Balsam Ventures, Inc. for the year ended December 31, 2003.

99.3	Restated Unaudited Financial Statements for Balsam Ventures, Inc. for the interim period ended March 31, 2004.

99.4	Restated Unaudited Financial Statements for Balsam Ventures, Inc. for the interim period ended June 30, 2004.

99.5	Restated Unaudited Financial Statements for Balsam Ventures, Inc. for the interim period ended September 30, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALSAM VENTURES, INC.

Date: May 16, 2005

By:	/s/ John Boschert
____________________________________________
JOHN BOSCHERT
Secretary, Treasurer and Chief Financial Officer